UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________
SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
__________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
__________________________

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
NEWTEK BUSINESS SERVICES CORP.
(Name of Registrant as Specified in its Charter)
_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

NEWTEK BUSINESS SERVICES CORP.
4800 T-Rex Avenue, Suite 120
Boca Raton, FL 33431
(212) 356-9500

[ ● ], 2022

Dear Shareholder:

We invite you to attend the Special Meeting of Shareholders (the “Meeting”) of Newtek Business Services Corp. (the “Company”) to be held at 4920 Conference Way North, Conference Center, Boca Raton, Florida 33431 on [ ● ], 2022 at 9:00 a.m., Eastern Daylight Time.

This Meeting has been called for the purpose of asking our shareholders to approve a proposal authorizing the Company’s Board of Directors to discontinue the Company’s election to be regulated under the Investment Company Act of 1940, as amended (the “1940 Act”) (subject to certain regulatory approvals and closing conditions described in the accompanying proxy statement). As previously disclosed in our public filings, on August 2, 2021, we entered into a stock purchase agreement, dated August 2, 2021 (the “Stock Purchase Agreement”), to acquire all of the issued and outstanding stock of National Bank of New York City (“NBNYC”) (the “Transaction”). Following the closing of the Transaction, we intend to rename NBNYC as Newtek Bank & Trust, N.A. (the “Bank”), to operate as a bank holding company, and to elect financial holding company status.

If shareholders approve the proposal, and we receive the required regulatory approvals and meet the other conditions discussed in the accompanying proxy statement, we will discontinue our election to be regulated under the 1940 Act and will operate as a bank holding company. As a bank holding company, we would not be subject to the 1940 Act. However, we would continue to be subject to (1) the requirements for being listed on a Nasdaq Stock Market (including the requirement that the majority of our Board of Directors be independent from management), (2) the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder, and (3) regulation by the Small Business Administration. In addition, we would become subject to certain banking laws and regulations, including under the Bank Holding Company Act of 1956, as amended, and regulation and supervision by the Board of Governors of the Federal Reserve System and with respect to the Bank, the Office of the Comptroller of Currency.

The Board of Directors recommends that you vote “FOR” the proposal to discontinue the Company’s election to be regulated under the 1940 Act (subject to certain regulatory approvals and other conditions described in the accompanying proxy statement). A failure to vote “FOR” the proposal will have the same effect as a vote “AGAINST” the proposal.

The accompanying proxy statement provides you with more detailed information about the Meeting, an outline of the proposal and the other business to be conducted at the Meeting.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Company’s Board of Directors, we urge you to complete, date and sign the enclosed Proxy Card and promptly return it in the envelope provided. If you prefer, you can save time by authorizing your proxy through the Internet or by telephone as described in the accompanying proxy statement and on the enclosed Proxy Card. This will not prevent you from voting during the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,
/s/ Barry Sloane
Barry Sloane
Chairman, Chief Executive Officer and President

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

NEWTEK BUSINESS SERVICES CORP.
4800 T-Rex Avenue, Suite 120
Boca Raton, FL 33431
(212) 356-9500
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on [ ● ], 2022
To the Shareholders of Newtek Business Services Corp.:

NOTICE IS HEREBY GIVEN of a Special Meeting of Shareholders (the “Meeting”) of Newtek Business Services Corp. (the “Company”) to be held at 4920 Conference Way North, Conference Center, Boca Raton, Florida 33431 on [ ● ], 2022 at 9:00 a.m., Eastern Daylight Time.

The Meeting is for the following purposes, which are more completely described in the accompanying proxy statement:

1.      To vote on a proposal authorizing the Company’s Board of Directors to discontinue the Company’s election to be regulated under the Investment Company Act of 1940 (subject to certain regulatory approvals and other conditions described in the accompanying proxy statement) (“Proposal 1”); and

2.      To approve a proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 2,” and, together with Proposal 1, the “Proposals”).

Shareholders of record at the close of business on [ ● ], 2022 are entitled to vote during the Meeting and any adjournment thereof.

We ask that you fill in and sign the enclosed Proxy Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. You may also submit your proxy by telephone or Internet as shown on the Proxy Card. Your proxy will not be used if you attend and vote at the Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ BARRY SLOANE
BARRY SLOANE
CHAIRMAN, CHIEF EXECUTIVE OFFICER and PRESIDENT

Boca Raton, Florida
[ ● ], 2022

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE MEETING, YOU MAY STILL ATTEND THE MEETING AND VOTE YOUR SHARES DURING THE MEETING IF YOU WISH TO CHANGE YOUR VOTE.

PROXY STATEMENT
NEWTEK BUSINESS SERVICES CORP.
4800 T-Rex Avenue, Suite 120
Boca Raton, FL 33431
(212) 356-9500

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [ ● ], 2022
INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newtek Business Services Corp. (the “Company”) for the Special Meeting of Shareholders (the “Meeting”) to be held at 4920 Conference Way North, Conference Center, Boca Raton, Florida 33431 on [ ● ], 2022 at 9:00 a.m., Eastern Daylight Time. The accompanying Notice of Special Meeting and this proxy statement, together with the enclosed Proxy Card (collectively, the “Proxy Statement”), are first being mailed to shareholders of the Company common stock, par value $0.02 per share (the “Common Shares”), on or about [ ● ], 2022.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares).

How Do You Exercise Your Rights to Vote on the Proposals?

You may vote using any of the following methods:

By Mail — Shareholders of record may submit proxies by completing, signing and dating each Proxy Card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the Proxy Card. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf  “FOR” each of the Proposals listed in this Proxy Statement. Shareholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

By Telephone — Shareholders of record may submit proxies by following the telephone voting instructions on each Proxy Card. Most shareholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or other nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

By Internet — Shareholders of record with internet access may submit proxies by following the internet voting instructions on their Proxy Cards. Most shareholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or other nominees.

Please check the voting instruction form for internet voting availability. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

In Person at the Meeting — Shares held in your name as the shareholder of record may be voted at the Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Meeting.

Shareholders who execute the enclosed Proxy Card retain the right to revoke such proxies at any time prior to voting. Unless so revoked, the shares represented by properly executed proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a shareholder attends the Meeting and votes in person. The presence of a shareholder at the Meeting alone will not revoke such shareholder’s proxy. Shareholders have no dissenters’ or appraisal rights in connection with the Proposals described herein.

.
FORWARD-LOOKING STATEMENTS

This proxy includes statements that are not historical facts, including but not limited to statements regarding the Company’s anticipated activity. These statements are forward-looking in nature and involve a number of risks and uncertainties. We caution you that forward-looking statements are not guarantees. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we file with the Securities and Exchange Commission in the future, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why Did I Receive These Proxy Materials?

On August 2, 2021, the Company entered into a stock purchase agreement, dated August 2, 2021 (the “Stock Purchase Agreement”) to acquire all of the issued and outstanding stock of National Bank of New York City (“NBNYC”) (the “Transaction”). Following the closing of the Transaction, the Company intends to rename NBNYC as Newtek Bank & Trust, N.A. (the “Bank”), to operate as a bank holding company, and to elect financial holding company status. To operate as a bank holding company, the Company will discontinue operating as a business development company (“BDC”), which is subject to regulation under the Investment Company Act of 1940, as amended (the “1940 Act”). After careful consideration of the Company’s operations, the Company’s Board of Directors has unanimously approved the proposal to seek shareholder approval to authorize the Company to discontinue its election to be regulated as a BDC under the 1940 Act, subject to certain regulatory approvals and other conditions discussed further in this proxy statement.

If shareholders approve the Company’s proposal to discontinue the Company’s election to be regulated under the 1940 Act (subject to certain regulatory approvals and other conditions described in this proxy statement), the Company will (a) remain a publicly reporting company that files reports with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) no longer be a BDC, and (c) no longer be subject to the 1940 Act.

In furtherance of the Company’s desire to operate as a bank holding company, the Company is proposing that its shareholders approve a proposal to discontinue the Company’s election to be regulated as a BDC under the 1940 Act (subject to certain regulatory approvals and other conditions described in this proxy statement).

What are the Reasons for Seeking to Discontinue the Company’s Election to be Regulated Under the 1940 Act?

The Board of Directors has determined that it is in the best interest of the Company to discontinue its regulation as a BDC under the 1940 Act, and, instead, be regulated as a bank holding company (subject to closing of the Transaction). As more fully described in this Proxy Statement, the Board of Directors believes that operating as a bank holding company is in the best interests of the Company in the long run by:
•continuing the Company’s 21-year history of evolution by converting into a bank holding company and owning a federally chartered national bank;
•increasing the Company’s financing flexibility and lowering the cost of capital to the Company;
•reducing the Company’s reliance on issuance of higher cost of capital common equity to fund growth;
•reducing reliance on gain-on-sale income;
•reducing reliance on higher cost of commercial funding sources to originate loans;
•having the ability to retain earnings to fund growth and increase tangible book value;
•having the ability to diversify the Company’s lending solutions by adding and offering traditional banking solutions to the Company’s customers;
•having the opportunity to broaden the Company’s investor base, which may be constrained by the inability of many institutional investors to invest in BDCs;
•having the opportunity to broaden the universe of the Company’s comparable peers;
•having the opportunity for the Company to leverage the Company’s patented technologies, including NewTracker® and the NewtekOne Dashboard (patent pending);
•expanding the opportunities to capitalize on the value of the Company’s patented technologies;
•providing additional benefits to the Company’s customer base of small- to medium-sized businesses across the U.S. by expanding the Company’s offerings of business and financial solutions to include traditional banking solutions;
•removing the 150% asset coverage requirement (i.e., limitations of 2 to 1 leverage) versus the limitations placed on bank holding companies and banks; and

•allowing the Company to incentivize employees of portfolio companies by permitting participation in Company stock plans approved by shareholders.

Consummating the Transaction and operating as a bank holding company, however, will require the Company to discontinue its election to be regulated as a BDC under the 1940 Act, subject to the regulatory approvals and other conditions discussed below.

How Does the Company Intend to Operate if it is No Longer Regulated Under the 1940 Act?

If shareholders approve the proposal, and the Company receives the required regulatory approvals and meets the other conditions discussed in this proxy statement, the Company will discontinue its election to be regulated as a BDC under the 1940 Act and will operate as a bank holding company. As a bank holding company, the Company would not be subject to the 1940 Act. However, the Company would continue to be subject to: (1) the requirements for being listed on a Nasdaq Stock Market (“NASDAQ”) (including the requirement that the majority of our Board of Directors be independent from management), (2) the Exchange Act, and rules and regulations promulgated thereunder, and (3) regulation by the Small Business Administration (the “SBA”). The Company also would become subject to certain banking laws and regulations, including under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and regulation and supervision by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and with respect to the Bank, the Office of the Comptroller of Currency (the “OCC”).

How Do You Exercise Your Rights to Vote on the Proposals?

As set forth above, you may vote using any of the following methods: by mail; by telephone, by internet and in-person at the Meeting. We encourage you to vote your shares, either by the foregoing means or by granting a proxy (i.e., authorizing someone to vote your shares).

PURPOSE OF MEETING

At the Meeting, you will be asked to vote on the following proposals:

1.To approve a proposal authorizing the Company’s Board of Directors to discontinue the Company’s election to be regulated under the 1940 Act, subject to certain regulatory approvals and other conditions described in this proxy statement (“Proposal 1”); and

2.To approve a proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 2,” and, together with Proposal 1, the “Proposals”).

QUORUM REQUIRED

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in-person or by proxy, of a majority of Shareholders of record as of the close of business on [ ● ], 2022 (the “Record Date”) will constitute a quorum. Abstentions, if any, will be deemed present for the purpose of determining a quorum for the Meeting. Failure on the part of a shareholder who holds his or her shares in “street name” to provide instructions to his or her bank, broker or other nominee on how to vote will result in such shareholder’s shares not being counted as present in determining the presence of a quorum. If there are not enough Common Shares represented at the Meeting for votes to approve any of the Proposals at the Meeting, the Chairman of the Meeting may adjourn the Meeting to permit the further solicitation of proxies.

VOTE REQUIRED

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes

Proposal 1  — To approve a proposal authorizing the Company’s Board of Directors to discontinue the Company’s election to be regulated under the 1940 Act (subject to certain regulatory approvals and other conditions described in this proxy statement).

Pursuant to the 1940 Act, approval of this proposal requires the affirmative vote of a majority of outstanding Common Shares. The 1940 Act defines “a majority” of the outstanding shares as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is less.
		No	Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

Proposal 2 — To approve a proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies.	Affirmative vote of the holders of a majority of the votes cast at the Meeting.	No	Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

If there are not enough Common Shares represented at the Meeting for votes to approve any of the Proposals at the Meeting, the Chairman of the Meeting may adjourn the Meeting to permit the further solicitation of proxies.

BROKER NON-VOTES

If a shareholder of the Company does not vote at the Meeting or does not submit voting instructions to its broker, bank or other nominee, the broker, bank or other nominee will not be permitted to vote the shareholder’s shares on non-routine proposals. Each of the Proposals is a non-routine proposal. As a result, if you hold Common Shares in “street name” through a broker, your broker will not be permitted to exercise voting discretion with respect to the Proposals. Thus, your broker cannot vote with respect to any of the Proposals unless you give your broker specific instructions on how to vote for you. While broker non-votes would have the effect of a vote “against” Proposal 1 and would have no effect on Proposal 2, we do not expect any broker non-votes at the Meeting because there are no routine proposals to be voted on at the Meeting.

VOTING AND REVOCATION OF PROXIES

Proxies solicited by the Board of Directors will be voted in accordance with the direction given therein. If any other matters are properly brought before the Meeting as to which proxies confer discretionary authority, the persons named in the proxy will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to matters incident to the conduct of the Meeting and with respect to any other matter presented at the Meeting if notice of such matter has not been delivered to the Company within a reasonable time before the date of this Proxy Statement.

PROXIES FOR THE MEETING

The named proxies for the Meeting are Michael A. Schwartz and Barry Sloane (or their duly authorized designees), who will follow submitted proxy voting instructions. They will vote as the Board of Directors recommends herein as to any submitted proxies that do not direct how to vote on any item, and will vote on any other matters properly presented at the Meeting in their judgment.

VOTING SECURITIES

The securities which can be voted at the Meeting consist of the Company’s Common Shares. Shareholders of record as of the close of business on [ ● ], 2022 (the Record Date) are entitled to one vote for each Common Share then held on all matters. As of the Record Date, [●] Common Shares were issued and outstanding.

Persons and groups owning in excess of 5% of Company’s Common Shares are required to file certain reports regarding such ownership with the SEC pursuant to the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of [ ● ], 2022, the beneficial ownership of each current director, the Company’s executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Common Shares, and the executive officers and directors as a group. The percentage of beneficial ownership is based on [●] Common Shares outstanding as of [ ● ], 2022.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the Company’s Common Shares is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act. Unless otherwise indicated, the addresses of all executive officers and directors are c/o Newtek Business Services Corp., 4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Interested Directors:
Barry Sloane, CEO and President(1)	1,149,273	[●]
Peter Downs, Chief Lending Officer(2)	47,167	*
Halli Razon-Feingold, Chief Administrative Officer(3)	10,648	*
Independent Directors:
Gregory Zink(4)	18,865	*
Salvatore Mulia(4)	57,096	*
Richard Salute(4)	20,229	*
Fernando Perez-Hickman	0	*
Executive Officers:
Nicholas Leger, Chief Accounting Officer(5)	5,514
Michael Schwartz, Chief Legal Officer and Chief Compliance Officer(6)	24,046	*
Nicolas Young, Chief Risk Officer(7)	18,882	*
All directors and executive officers as a group ([10] persons)	[●]	[●]

* Less than 1% of total Common Shares outstanding as of the Record Date.

(1) Includes 176,221 Shares owned by The B Sloane Family Foundation, a 501(c)(3) private foundation, of which Mr. Sloane shares voting and dispositive power, and 83,217 restricted Common Shares awarded to Mr. Sloane in February 2021, with one-third vested on February 15, 2022 and one-third vesting on each of February 15, 2023 and February 15, 2024, plus accrued dividends through March 31, 2022.
(2) Includes 11,557 restricted Common Shares awarded in February 2021, with one-third vested on February 15, 2022 and one-third vesting on each of February 15, 2023 and February 15, 2024, plus accrued dividends through March 31, 2022.
(3) Includes 3,467 restricted Common Shares awarded in February 2021, with one-third vested on February 15, 2022 and one-third vesting on each of February 15, 2023 and February 15, 2024, plus accrued dividends through March 31, 2022.
(4) Includes 1,332 restricted Company Shares awarded in June 2019 as equity-based compensation to non-employee directors Zink, Salute and Mulia at the beginning of their 2019 terms of service, which forfeiture restrictions lapsing as to one-third of such Company Shares each year for three years, plus accrued dividends through March 31, 2022.
(5) Includes 4,623 restricted Common Shares awarded in February 2021, with one-third vested on April 30, 2021 and one-third vesting on each of February 15, 2023 and February 15, 2024, plus accrued dividends through March 31, 2022.
(6) Includes 3,082 restricted Common Shares awarded in March 2021, with one-third vested on March 15, 2022 and one-third vesting on each of March 15, 2023 and March 15, 2024; and 6,934 restricted Common Shares awarded in February 2021, with one-third vested on February 15, 2022 and one-third vesting on each of February 15, 2023 and February 15, 2024, plus accrued dividends through March 31, 2022.
(7) Includes 17,196 restricted Common Shares awarded in August 2021, with one-third vesting on each of August 2, 2022, August 2, 2024 and August 2, 2024, plus accrued dividends through March 31, 2022.

Dollar Range of Equity Securities in the Company Beneficially Owned by Each Director:

Name of Director	Dollar Range of Equity Securities in Newtek Business Services Corp.(1)(2)
Interested Directors:
Barry Sloane	Over $100,000
Peter Downs	Over $100,000
Halli Razon-Feingold	Over $100,000
Independent Directors:
Richard Salute	Over $100,000
Salvatore Mulia	Over $100,000
Gregory Zink	Over $100,000
Fernando Perez-Hickman	None

(1) Dollar ranges are as follows: None, $1 – 10,000, $10,001 – $50,000, $50,001 – $100,000, or Over $100,000.

(2) The dollar range of equity securities beneficially owned is based on the closing price for the Company’s Common Shares of $[●] on April [●], 2022 on the Nasdaq Global Market. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.

PROPOSAL 1 — AUTHORIZING THE COMPANY’S BOARD OF DIRECTORS TO DISCONTINUE THE COMPANY’S ELECTION TO BE REGULATED UNDER THE INVESTMENT COMPANY ACT OF 1940 (SUBJECT TO CERTAIN REGULATORY APPROVALS AND OTHER CONDITIONS DESCRIBED IN THIS PROPOSAL)
Background and Reasons for Proposed Discontinuance of BDC Election

The Company operates as an internally managed non-diversified closed-end management investment company and, since November 12, 2014, has been regulated as a business development company (“BDC”) under the 1940 Act.
After careful deliberation and consideration of the Company’s operations, the Board of Directors, including each of the directors who are not “interested persons” of the Company (as defined in the 1940 Act) (the “Independent Directors”), unanimously approved the proposal to seek shareholder approval to authorize the Company to discontinue its election to be regulated as a BDC under the 1940 Act, upon the Company receiving the regulatory approvals and other conditions discussed below. If Proposal 1 is approved and the Company’s election to be treated as a BDC under the 1940 Act is discontinued, the Company would no longer be subject to regulation under the 1940 Act. In consideration of the numerous constraints on the operations of BDCs under the 1940 Act, as well as the fact that the Company intends to operate as a bank holding company and elect financial holding company status, the Board of Directors has determined that it is in the Company’s best interest to discontinue the Company’s election to be regulated as a BDC under the 1940 Act in order to effectuate the Company’s ability to operate as a bank holding company.

On August 2, 2021, the Company entered into a stock purchase agreement, dated August 2, 2021 (the “Stock Purchase Agreement”), to acquire all of the issued and outstanding stock of National Bank of New York City (“NBNYC”) (the “Transaction”). The Transaction is currently expected to close upon the receipt of the required regulatory approvals, which are anticipated to be received during the third quarter of 2022. Following the closing of the Transaction, the Company intends to operate as a bank holding company. Specifically, if shareholders approve this proposal to discontinue the Company’s election to be treated as a BDC under the 1940 Act, and subject to the regulatory approvals and other conditions described below, the Company intends to contribute certain of its wholly-owned lending portfolio companies to NBNYC, which the Company intends to rename “Newtek Bank & Trust, N.A.,” and to provide centralized lending operations through Newtek Bank & Trust, N.A. The Company intends to further develop and capitalize on the value of the Company’s current patented technologies, including NewTracker® and the NewtekOne Dashboard (patent pending) which the Company intends to complement its proposed banking offerings, subject to regulatory approvals. The Company also intends to retain its current Board of Directors, and management as may be supplemented by additional personnel with banking experience.

The Company’s Board of Directors has considered how the Transaction and the Company’s operation as a bank holding company may provide shareholders with additional benefits and has determined that the Transaction and the Company’s operation as a bank holding company is in the best interest of the Company.

If the Company receives shareholder approval of this Proposal, subject to the considerations under “Anticipated Timeline” below, we expect to discontinue the Company’s election to be regulated as a BDC under the 1940 Act by filing a Form N-54C with the SEC. Following the discontinuance of the election to be regulated as a BDC under the 1940 Act, the Company will (a) remain a publicly reporting company that files reports with the SEC pursuant to the Exchange Act, (b) no longer be a BDC, and (c) no longer be subject to the 1940 Act.

THE BOARD OF DIRECTORS BELIEVES THAT A VOTE “FOR” PROPOSAL 1 TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO DISCONTINUE THE COMPANY’S ELECTION TO BE REGULATED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS DESCRIBED HEREIN, IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE “FOR” PROPOSAL 1.

Board of Directors’ Approval

On July 30, 2021, the Board of Directors, including a majority of the non-interested directors who have no financial interest in Proposal 1, resolved that Proposal 1 is in the best interests of the Company and is recommending that the Company’s shareholders vote in favor of this Proposal 1 to authorize the Company to discontinue its election to be regulated as a BDC under the 1940 Act. In evaluating Proposal 1, the Company’s Board of Directors, including the non-interested directors, considered and evaluated factors including the following, as discussed more fully below:

•Possible long-term benefits to the Company, including opportunities to create shareholder value by:
–continuing the Company’s 21-year history of evolution by converting into a bank holding company and owning a federally chartered national bank;
–increasing the Company’s financing flexibility and lowering the cost of capital to the Company;
–reducing the Company’s reliance on issuance of higher cost of capital common equity to fund growth,
–reducing reliance on gain on sale income;
–reducing reliance on higher cost of commercial funding sources to originate loans;
–having the ability to retain earnings to fund growth and increase tangible book value;
–having the ability to diversify the Company’s lending solutions by adding and offering traditional banking solutions to the Company’s customers;
–having the opportunity to broaden the Company’s investor base which may be constrained by the inability of many institutional investors to invest in BDCs;
–having the opportunity to broaden the universe of the Company’s comparable peers;
–having the opportunity for the Company to leverage the Company’s patented technologies, including NewTracker® and the NewtekOne Dashboard (patent pending);
–expanding the opportunities to capitalize on the value of the Company’s patented technologies,
–providing additional benefits to the Company’s customer base of small- to medium-sized businesses across the U.S. by expanding the Company’s offerings of business and financial solutions to include traditional banking solutions;
–removing the 150% Asset Coverage Requirement (i.e., limitations of 2 to 1 leverage) versus the limitations placed on bank holding companies and banks; and
–allowing the Company to incentivize employees of portfolio companies by permitting participation in Company stock plans approved by shareholders;

•Increased flexibility in managing the Company’s business;

•Potential tax consequences to the Company;

•Changes to financial statement presentation and other reporting requirements; and

•Increased ability to raise capital.

Prior to approving this Proposal 1, the Board of Directors met to consider and evaluate materials that the Company’s management provided on the merits of discontinuing the Company’s election to be regulated as a BDC under the 1940 Act, as well as presentations from the Company’s management and legal, financial and regulatory advisors on the merits of operating as a bank holding company and the Transaction. The Board of Directors considered the ultimate objectives of the Company in seeking to discontinue its election as a BDC under the 1940 Act, as well as any related risks and benefits. In determining whether or not to recommend shareholders vote to approve Proposal 1, the Board of Directors recognized its duty to act in the best interests of the Company and comply with the other requirements of the 1940 Act.

Impact of the Discontinuance of BDC Election and Key Shareholder Considerations

The Board of Directors considered the benefits and risks associated with the discontinuance of the election to be regulated as a BDC under the 1940 Act, including that certain shareholder protections under the 1940 Act would no longer apply. Specifically, the Company would no longer be:

• Subject to the requirement that it maintain a ratio of assets to senior securities of at least 150%;

•Required to ensure that a majority of our directors are persons who are not “interested persons,” as that term is defined in the 1940 Act, and certain persons that would be prevented from serving on our Board of Directors if the Company was a BDC would be able to serve on the Company’s Board of Directors, although the majority of our directors would still be required to be “independent” under applicable NASDAQ regulations;

•Able to qualify as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended, meaning the Company would be taxed as a C corporation for tax purposes;

•Required to distribute at least 90% of the Company’s annual taxable income to its shareholders;

•Required to invest 70% or more of its assets in “qualifying assets,” which generally include debt or equity securities of private or thinly traded public U.S. companies and cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less; and

•Subject to the other restrictive provisions set out in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated under those Sections.

We note, however, that the Company will continue to be subject to the shareholder protections under the Exchange Act, and applicable NASDAQ listing standards. Under the Exchange Act, the Company will continue to be required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other required reports. The Board of Directors will also continue to be subject to applicable fiduciary duties under Maryland law with respect to the Company.

The following table outlines certain key similarities and differences in our structure and governance if the proposal is approved:

	Before Discontinuing the BDC Election	After Discontinuing the BDC Election
Regulated by the 1940 Act	Yes	No
Subject to the BDC 70% Test	Yes	No
Subject to the Exchange Act	Yes	Yes
Subject to NASDAQ Listing Requirements	Yes	Yes
Subject to 150% Asset Coverage Requirement	Yes	No
Majority NASDAQ Independent Directors	Yes	Yes
Majority 1940 Act Independent Directors	Yes	No
Eligible for inclusion in certain stock market indexes including Russell 2000 and certain ETFs)	No	Yes
Eligible for RIC tax treatment	Yes	No
Required to annually distribute at least 90% of the Company’s taxable income to shareholders	Yes	No
Subject to activity restrictions under banking law and regulation	No	Yes
Subject to restrictions on certain transactions with affiliates under banking law and regulation	No	Yes
Subject to examination and supervision by the Federal Reserve and the OCC	No	Yes
Subject to dividend limitations under banking law and regulation	No	Yes
Subject to capital adequacy standards under banking law and regulation	No	Yes

Risks Related To Converting To A Financial Holding Company

Upon conversion, we will operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted in 2010. The Dodd-Frank Act significantly changed federal financial services regulation and affects, among other things, the lending, deposit, investment, trading, and operating activities of financial institutions and their holding companies. In addition to the statutory requirements under the Dodd-Frank Act, the legislation also delegated authority to US banking, securities and derivatives regulators to impose additional restrictions through required rulemaking. The Dodd-Frank Act requires a company that owns a bank to serve as a “source of strength” to the institution. We believe that we have the ability to serve in the future as a source of strength to Newtek Bank & Trust, N.A. , which we intend to rename Newtek Bank & Trust, N.A., subject to the relevant Regulatory Approvals and required shareholder approval to discontinue our election as a BDC under the 1940 Act.

Other changes in the laws or regulations applicable to us more generally may negatively impact the profitability of our business activities, require us to change certain of our business practices, materially affect our business model, limit the activities in which we may engage, affect retention of key personnel, require us to raise additional regulatory capital, increase the amount of liquid assets that we hold, otherwise affect our funding profile or expose us to additional costs (including increased compliance costs). Any such changes may also require us to invest significant management attention and resources to make any necessary changes and may adversely affect our ability to conduct our business as previously conducted or our results of operations or financial condition.

Upon becoming a bank holding company electing financial holding company status, we will become subject to a wide range of statutory and regulatory restrictions and requirements that will affect many aspects of our business, including our lending practices, capital structure, investment practices, dividend policy and growth. We may be required to restructure, terminate or divest certain of our businesses to comply with applicable requirements, which may impose additional costs and adversely affect our business, results of operations or financial condition. Failure to comply with laws, regulations, policies or other regulatory guidance could result in civil or criminal sanctions by regulatory agencies, civil monetary penalties and damage to our reputation.

Congress and federal regulatory agencies continually review banking laws, regulations, policies and other supervisory guidance for possible changes. Other changes in the laws or regulations that will be applicable to us as a financial holding company, including changes in the interpretation or implementation of those regulations or policies, may negatively impact the profitability of our business activities, require us to change certain of our business practices, materially affect our business model, limit the activities in which we may engage, affect retention of key personnel, require us to raise additional regulatory capital, increase the amount of liquid assets that we hold, otherwise affect our funding profile or expose us to additional costs (including increased compliance costs). Any such changes may also require us to invest significant management attention and resources to make any necessary changes and may adversely affect our ability to conduct our business as previously conducted or our results of operations or financial condition.

Our banking business will be highly regulated, and we may be adversely affected by changes in law and regulation.

Upon becoming a bank holding company and consummation of the Transaction, we will become subject to regulation and supervision by the Federal Reserve. The Bank is subject to the primary regulation and supervision by the OCC and the Federal Deposit Insurance Corporation (“FDIC”) has secondary supervisory authority as the insurer of the Bank’s deposits. The Bank also is subject to regulations issued by the Consumer Financial Protection Bureau (“CFPB”), as enforced by the OCC.

Federal laws and regulations govern numerous matters affecting us, including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits and restrictions on dividend payments. The OCC possesses the power to issue cease and desist orders to prevent or remedy unsafe or unsound practices or violations of law by banks subject to their regulation, and the Federal Reserve possesses similar powers with respect to bank holding companies. These and other restrictions limit the manner in which we may be able to conduct business and obtain financing.

Our business will be highly regulated and the laws, rules, regulations, and supervisory guidance and policies that will be applicable to us are subject to regular modification and change, and there have been significant revisions to the laws and regulations applicable to banks and bank holding companies that have been enacted or proposed in recent years. In addition, we expect that we will be subject to extensive regulation and supervision, and that the level of regulatory scrutiny may fluctuate over time, based on numerous factors, including changes in the U.S. presidential administration or one or both houses of Congress and public sentiment regarding financial institutions (which can be influenced by scandals and other incidents that involve participants in the industry).

We are unable to predict the form or nature of any future changes to statutes or regulation, including the interpretation or implementation thereof. Changes to statutes, regulations, or regulatory policies, including changes in interpretation or implementation of statutes, regulations, or policies, could subject us to additional costs, limit the types of financial services and products we may be able to offer, and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to comply with laws, regulations, policies or supervisory guidance could result in enforcement and other legal actions by federal or state authorities, including criminal and civil penalties, the loss of FDIC insurance, revocation of a banking charter, other sanctions by regulatory agencies, civil money penalties, and/or reputational damage, which could have a material adverse effect on our business, financial condition, and results of operations.

Changes in laws, regulations, or policies may adversely affect our business.

We are unable to predict all of the ways in which changes in the regulatory environment could impact our anticipated business models or objectives. The laws and regulations governing banking, lending, servicing, and debt collection activities or the regulatory or enforcement environment at the federal level or in any of the states in which we anticipate operating may change at any time which may have an adverse effect on our current or anticipated business.

We are unable to predict how future legislative proposals or programs will be administered or implemented or in what form, or whether any additional or similar changes to statutes or regulations, including the interpretation or implementation thereof, will occur in the future. Any such action could affect us in substantial and unpredictable ways and could have an adverse effect on our anticipated business operations.

Our inability to comply with regulatory requirements in a particular jurisdiction could have a material adverse effect on our anticipated operations in that market and on our reputation generally. No assurance can be given that applicable laws or regulations will not be amended or construed differently or that new laws and regulations will not be adopted, either of which could materially adversely affect our anticipated business.

Federal law may discourage certain acquisitions of our Common Shares which could have a material adverse effect on our shareholders.

Federal law may make it more difficult for someone to acquire our Common Shares in certain circumstances. Under federal law and subject to certain exemptions, a person, entity or group must notify the federal banking agencies before acquiring control of a bank holding company. An acquisition of 10 percent or more of any class of voting securities of a bank holding company generally creates a rebuttable presumption that the acquirer “controls” the bank holding company. In addition, a bank holding company must obtain the prior approval of the Federal Reserve before, among other things, acquiring direct or indirect ownership or control of more than 5 percent of the voting shares of any bank, including NBNYC. If we become a bank holding company and the Transaction is consummated, investors will be responsible for ensuring that they do not, directly or indirectly, acquire our Common Shares in excess of the amount which can be acquired without regulatory approval. These provisions could delay or prevent a third party from acquiring us, despite the possible benefit to our shareholders, or otherwise adversely affect the market price of our common stock.

If we discontinue the Company’s election to be regulated as a BDC under the 1940 Act, we will no longer be subject to regulation under the 1940 Act.

As part of our plan to reposition the Company as a bank holding company, we intend to ask our shareholders to approve the proposal to discontinue our election to be regulated as a BDC under the 1940 Act. If our shareholders approve the discontinuance of our BDC election, we will, effective upon receipt by the SEC of a Form N-54C, no longer be regulated as a BDC and will no longer be subject to the regulatory provisions of the 1940 Act, which is designed to protect the interests of investors in investment companies, including certain laws and regulations related to insurance, custody, capital structure, composition of the Board of Directors, affiliated transactions, leverage limitations, and compensation arrangements.

The discontinuance of the Company’s election to be regulated as a BDC would result in a significant change in our accounting and financial reporting requirements.

If the Company discontinues its election to be regulated as a BDC under the 1940 Act, the Company would no longer be subject to FASB Accounting Standards Codification Topic 946, Financial Services – Investment Companies, which would result in a significant change in our accounting and financial reporting requirements. Our financial statements are currently presented and accounted for under the specialized method of accounting applicable to investment companies, which requires us to recognize our investments, including controlled investments, at fair value. As a BDC, we are currently precluded from consolidating any entity other than another investment company that acts as an extension of our investment operations and facilitates the execution of our investment strategy or an investment in a controlled operating company that provides substantially all of its services to us. Our financial statements currently consolidate the accounts of the Company and Newtek Small Business Finance, LLC, the Company’s licensed nonbank SBA 7(a) lender, and excludes other wholly-owned portfolio investments. Our financial statements reflect our investments at fair value, as determined in good faith by our Board of Directors. Certain of our portfolio companies’ financial statements are separately provided as significant unconsolidated wholly-owned subsidiaries. If the Company discontinues its election to be regulated as a BDC under the 1940 Act, the Company expects that it will be required to consolidate the financial statements of certain of its controlled or majority-owned portfolio investments together with those of the Company, which would be a significant change in our accounting and financial reporting requirements.

Our shareholders would no longer have the protections of the 1940 Act upon the discontinuance of the Company’s election to be regulated as a BDC under the 1940 Act.

If the Company ceases to operate as a BDC, our shareholders would no longer have the following protections of the 1940 Act:

•we would no longer be subject to the requirement under the 1940 Act that we maintain a ratio of assets to senior securities of at least 150%;

•we would no longer be subject to provisions of the 1940 Act prohibiting us from protecting any director or officer against any liability to the Company or our shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office;

•we would no longer be required to provide and maintain an investment company blanket bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement;

•while the majority of our directors would still be required to be “independent” under applicable NASDAQ regulations, we would no longer be required to ensure that a majority of our directors are persons who are not “interested persons,” as defined in the 1940 Act, and certain persons who would be prevented from serving on our Board of Directors if we were a BDC would be able to serve on our Board of Directors;

•we would no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates;

•we would no longer be subject to provisions of the 1940 Act restricting our ability to issue shares below net asset value or in exchange for services or to issue warrants and options;

•we would no longer be required to disclose the Company’s net asset value per share in our financial statements;

•we would no longer be subject to provisions of the 1940 Act restricting our ability to change the nature of our business or fundamental investment policies without having to obtain the approval of our shareholders;

•we would no longer be subject to the provisions of the 1940 Act limiting our ability to grant stock-based compensation to officers, directors and employees or to provide a profit-sharing program for them; and

•we would no longer be subject to the other protective provisions set out in the 1940 Act and the rules and regulations promulgated under the 1940 Act.

In addition, we are very much affected by the legal, regulatory, tax and accounting regimes under which we operate. We periodically evaluate whether those regimes and our existing corporate structure are the optimum means for the operation and capitalization of our business. As a result of these evaluations, we may decide to proceed with structural and organizational changes (certain of which may require the approval of our shareholders), which could result in material dispositions of various assets, changes in our corporate form or other fundamental changes. We may incur certain costs in completing these evaluations and may receive no benefit from these expenditures, particularly if we do not proceed with any changes.

Our liquidity and ability to pay dividends will be dependent on dividends from the Bank and other subsidiaries and subject to banking laws and regulations.

As a bank holding company, we will be a legal entity separate and distinct from our direct and indirect subsidiaries, which will include the Bank. Various banking laws and regulations limit the amount of dividends that the Bank will be able to pay to us. In the event the Bank and other subsidiaries are unable to pay dividends to us, we may not be able to service our existing debt or any debt we may incur, pay obligations or pay dividends on our Common Shares, which could have a material adverse effect on our business, financial condition or results of operation.

The Federal Reserve has authority to prohibit bank holding companies from paying dividends if such payment is deemed to be an unsafe or unsound practice. Additionally, the OCC has the authority to use its enforcement powers to prohibit a bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Further, as a bank holding company, we will be required to inform and consult with the Federal Reserve supervisory staff prior to declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid. If we experience losses in a series of consecutive fiscal quarters, we may be required to inform and consult with the Federal Reserve supervisory staff prior to declaring or paying any dividends. In this event, there can be no assurance that the Federal Reserve will approve the payment of such dividends. A reduction or elimination of dividends could adversely affect the market price of our Common Shares.

Loss of RIC tax treatment would substantially reduce net assets and income available for dividends.

We have operated so as to qualify as a RIC, which provides that if we meet source of income, diversification and distribution requirements, we will not pay corporate-level U.S. federal taxes on any income that we distribute to our shareholders as dividends. Upon discontinuing our election to be regulated as a BDC under the 1940 Act, we would cease to qualify for RIC tax treatment. If we fail to qualify as a RIC, we will have to pay corporate-level taxes on all of our income whether or not we distribute it, which would substantially reduce the amount of income available for distribution to our shareholders, and all of our distributions will be taxed to our shareholders as ordinary corporate distributions. We anticipate that if the Company obtains the required regulatory approvals to become a bank holding company and complete the Transaction, and the approval of the Company’s shareholders to discontinue the Company’s election as a BDC under the 1940 Act, the Company will no longer qualify as a RIC beginning with the taxable year that the Company discontinues its BDC election. For more information, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Executive Summary” and “Risk Factors - Risks Related to Converting to a Financial Holding Company” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022.

Our cost of funds may increase as a result of loss of deposits or a change in deposit mix.

Deposits are a low cost, stable source of funding. We will compete with banks, other financial institutions and fintechs for deposits. Funding costs may increase if we lose deposits and are forced to replace them with more expensive sources of funding, if clients shift their deposits into higher cost products or if we need to raise interest rates to avoid losing deposits. Higher funding costs reduce our net interest margin, net interest income and net income.

We expect to utilize brokered deposits when it is a more cost effective source of funding compared to alternative funding sources. Should we become less than well-capitalized under the prompt corrective action framework, our use of brokered deposits may be limited, which could result in the use of more costly funding sources that would reduce our net interest margin, net interest income and net income.

We may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations.

The financial services industry is subject to intense scrutiny from bank supervisors in the examination process and aggressive enforcement of federal and state regulations, particularly with respect to compliance with anti-money laundering (“AML”), Bank Secrecy Act (“BSA”) and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and economic sanctions against certain foreign countries and nationals. Enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. In addition, some legal/regulatory frameworks provide for the imposition of fines or penalties for noncompliance even though the noncompliance was inadvertent or unintentional and even though there were systems and procedures designed to ensure compliance in place at the time. There have been a number of significant enforcement actions in recent years by regulators, state attorneys general and the Department of Justice against banks and other non-bank financial institutions with respect to AML and sanctions laws, and some have resulted in substantial penalties including criminal pleas. Although we will have policies and procedures designed to comply with these laws, any failure to comply with these laws and other regulations, or to maintain an adequate compliance program, could result in significant fines, penalties, lawsuits, regulatory sanctions, reputational damage, or restrictions on our business.

Consummation of the Transaction is subject to regulatory approval, which may take extended time and could contain conditions that impact our operations and financial performance.

Converting to a bank holding company and consummation of the Transaction is subject to approval by each of the Federal Reserve, the OCC and the SBA. The regulatory approval process could take an extended period of time and could result in requirements and conditions imposed on our operations and current business plan, including limits on our growth, that affect our financial performance. In addition, certain of our businesses may need to be modified to comply with regulatory and supervisory requirements or, if they cannot be modified, will need to be wound down or divested.

We will be subject to numerous laws designed to meet the credit needs of low- and moderate-income communities and to protect consumers, including the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to a wide variety of sanctions.

The Community Reinvestment Act, the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose community investment and nondiscriminatory lending requirements on financial institutions. The Federal Reserve, OCC, CFPB, the Department of Justice and other federal agencies are responsible for enforcing these laws and regulations. A successful regulatory challenge to an institution’s performance under the Community Reinvestment Act, the Equal Credit Opportunity Act, the Fair Housing Act or other fair lending laws and regulations could result in a wide variety of sanctions, including damages and civil money penalties, injunctive relief, restrictions on mergers and acquisitions, restrictions on expansion and restrictions on entering new business lines. Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation. Such actions could have a material adverse effect on our business, financial condition and results of operations.

We will be required to maintain sufficient capital and adequate liquidity pursuant to bank capital rules.

As a banking organization, our capital and liquidity will be subject to regulation and supervision by banking regulators. We will be required to maintain minimum levels of capital. In addition, our banking regulators could require us to maintain more and higher quality capital than previously expected, especially in the early years of our operation as a bank holding company. Our banking regulators could also require us to hold higher levels of short-term investments, thereby limiting our ability to invest in longer-term or less liquid assets at higher yields. The need to maintain capital and liquidity could result in our being required to take steps to increase our regulatory capital and may dilute shareholder value or limit our ability to pay dividends or otherwise return capital to our investors through stock repurchases. In addition, if we fail to maintain appropriate levels of capital or liquidity, we could become subject to formal or informal enforcement actions that may impose restrictions on our business, including limiting our lending activities or our ability to expand, requiring us to raise additional capital (which may be dilutive to shareholders) or requiring regulatory approval to pay dividends or otherwise return capital to shareholders.

Operation as a Bank Holding Company

If shareholders approve this Proposal 1, the Company receives the required regulatory approvals, and the Company meets the other conditions discussed below, the Company will discontinue its election to be regulated under the 1940 Act. Thereafter, the Company intends to operate as a bank holding company and elect financial holding company status. As a bank holding company electing financial holding company status, the Company believes that it will be able to:

•Take deposits, as well as continue to make loans in all 50 states;

•Integrate NBNYC, which we intend to rename Newtek Bank & Trust, N.A., into the Company’s infrastructure as a national bank subsidiary of the Company;

•Add bank-qualifying assets to the Company’s portfolio, which will diversify the Company’s risk profile;

•Maintain New York, one of the top four states in the United States for economic growth, as a key operating branch for Newtek Bank & Trust, N.A.;

•Borrow from the Federal Home Loan Bank and Federal Reserve Bank through Newtek Bank &Trust, N.A.; and

•Relocate Newtek Bank & Trust, N.A.’s main office to Florida, thereby adding an additional top four state for economic growth.

Additionally, the Company intends to maintain its current management and Board of Directors.

Regulation as a Bank Holding Company

The following discussion addresses elements of the regulatory framework applicable to bank holding companies and their subsidiaries. Upon becoming a bank holding company, the Company will be subject to regulation, supervision and examination by the Federal Reserve under the BHCA and the Bank will be subject to primary regulation, supervision and examination by the OCC.

This summary is not a comprehensive analysis of all applicable laws, and you should refer to the applicable statutes and regulations for more information. Changes in applicable laws or regulations, and in their interpretation and application by regulatory agencies and other governmental authorities, cannot be predicted, but may have a material effect on our business, financial condition or results of operations.

Regulation of the Company

We will be subject to regulation, supervision and examination by the Federal Reserve upon becoming a bank holding company, which has the authority, among other things, to order bank holding companies to cease and desist from unsafe or unsound banking practices; to assess civil money penalties; and to order termination of non-banking activities or termination of ownership and control of a non-banking subsidiary by a bank holding company.

Source of Strength. Under the Dodd-Frank Act, the Company will be required to serve as a source of financial strength for the Bank. This support may be required at times when the Company may not have the resources to provide it. In the event of a bank holding company’s bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Acquisitions and Activities. The BHCA prohibits a bank holding company, without prior approval of the Federal Reserve, from acquiring all or substantially all the assets of a bank, acquiring control of a bank, merging or consolidating with another bank holding company. The BHCA also prohibits a bank holding company from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiary banks. However, a bank holding company may engage in and may own shares of companies engaged in activities that the Federal Reserve has determined, by order or regulation, to be so closely related to banking as to be a proper incident thereto.

Limitations on Acquisitions of Company Common Shares. The Change in Bank Control Act prohibits a person or group of persons acting in concert from acquiring “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. In addition, the BHCA prohibits any company from acquiring control of a bank or bank holding company without first having obtained the approval of the Federal Reserve.

Regulation of the Bank

The following discussion addresses the regulation that currently applies to the Bank and will continue to apply to the Bank following consummation of the Transaction.

National banks such as the Bank are subject to regulation, supervision, and examination by the OCC. Additionally, the FDIC has secondary supervisory authority as the insurer of the Bank’s deposits. The Bank is also subject to regulations issued by the CFPB, as enforced by the OCC. The Federal Reserve will have authority to directly examine the subsidiaries of the Company, including the Bank, following our becoming a bank holding company. The enforcement powers available to the federal banking regulators include, among other things, the ability to issue cease and desist or removal orders; to terminate insurance of deposits; to assess civil money penalties; to issue directives to increase capital; to place the Bank into receivership; and to initiate injunctive actions against banking organizations and institution-affiliated parties.

Deposit Insurance. The deposit obligations of the Bank are insured by the FDIC’s Federal Deposit Insurance Fund (“DIF”) up to the applicable limits. Under the Federal Deposit Insurance Act (“FDIA”), insurance of deposits may be terminated by the FDIC if the FDIC finds that the insured depository institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

The Bank’s deposits are subject to deposit insurance assessments to maintain the DIF. The Bank’s deposit insurance assessments are based on its assets. The FDIC has the power to adjust deposit insurance assessment rates at any time, and the Company is not able to predict the amount or timing of any adjustment.

Activities and Investments of National Banking Associations. National banking associations must comply with the National Bank Act and the regulations promulgated thereunder by the OCC, which limit the activities of national banking associations to those that are deemed to be part of, or incidental to, the “business of banking.” Activities that are part of, or incidental to, the business of banking include taking deposits, borrowing and lending money and discounting or negotiating promissory notes, drafts, bills of exchange, and other evidences of debt. Subsidiaries of national banking associations generally may only engage in activities permissible for the parent national bank.

Brokered Deposits. Section 29 of the FDIA and FDIC regulations generally limit the ability of an insured depository institution to accept, renew or roll over any brokered deposit unless the institution’s capital category is “well capitalized” under the prompt corrective action framework described below or, with a waiver from the FDIC, “adequately capitalized.” A bank that is “adequately capitalized” and that accepts or renews brokered deposits subject to a waiver from the FDIC is subject to additional restrictions on the interest rates it may offer.

Community Reinvestment Act (“CRA”). The CRA requires the OCC to evaluate the Bank’s performance in helping to meet the credit needs of the entire communities it serves, including low and moderate-income neighborhoods, consistent with its safe and sound banking operations, and to take this record into consideration when evaluating certain applications.

Capital Adequacy and Safety and Soundness

The Company and Bank will be subject to certain Capital Rules that may limit their ability to pay dividends, pay discretionary bonuses, and to engage in share repurchases.

Regulatory Capital Requirements. Bank holding companies and national banks are subject to risk-based capital requirements and rules issued by the Federal Reserve, the OCC and the FDIC (the “Capital Rules”) that are based on the Basel Committee on Banking Supervision’s (“Basel Committee”) framework for strengthening capital and liquidity regulation (referred to as Basel III). The Federal Reserve and the OCC may from time to time require that a banking organization maintain capital above the minimum levels discussed below, due to the banking organization’s financial condition or actual or anticipated growth. Under the Capital Rules, the Company and the Bank will apply the Standardized Approach in measuring their risk-weighted assets (“RWA”) and regulatory capital.

In December 2017, the Basel Committee published standards that it described as the finalization of the Basel III post-crisis regulatory reforms. Among other things, these standards revise the Basel Committee's standardized approach for credit risk and provides a new standardized approach for operational risk capital. Under the Basel framework, these standards will generally be effective on January 1, 2023, with an aggregate output floor phasing in through January 1, 2028. Under the current U.S. capital rules, operational risk capital requirements and a capital floor apply only to advanced approaches institutions, and not to the Company or Bank. The impact of these standards on the Company and the Bank will depend on the manner in which they are implemented by the federal bank regulators.

Prompt Corrective Action. The FDIA requires the federal banking agencies to take prompt corrective action with respect to depository institutions that do not meet the minimum capital requirements described above. Supervisory actions include: (i) restrictions on payment of capital distributions and management fees, (ii) requirements that a federal bank regulator monitor the condition of the institution and its efforts to restore its capital, (iii) submission of a capital restoration plan, (iv) restrictions on the growth of the institution’s assets and (v) requirements for prior regulatory approval of certain expansion proposals.

The FDIA’s prompt corrective action provisions apply only to depository institutions such as the Bank, and not to bank holding companies. Under the Federal Reserve’s regulations, a bank holding company, such as the Company following consummation of the Transaction, is considered “well capitalized” if the bank holding company (i) has a total risk based capital ratio of at least 10%, (ii) has a Tier 1 risk-based capital ratio of at least 6%, and (iii) is not subject to any written agreement order, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. Although prompt corrective action regulations apply only to depository institutions and not to bank holding companies, a bank that is required to submit a capital restoration plan generally must concurrently submit a performance guarantee by its parent holding company. The liability of the parent holding company under any such guarantee is limited to the lesser of five percent of the bank’s assets at the time it became “undercapitalized” or the amount needed to comply.

Safety and Soundness Standards. The FDIA requires the federal bank regulatory agencies to prescribe safety and soundness standards, by regulations or guidelines, as the agencies deem appropriate. Guidelines adopted by the federal bank regulatory agencies establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. In general, these guidelines require, among other things, appropriate systems and practices to identify and manage the risk and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal shareholder.

Dividend and Share Repurchase Restrictions

As a bank holding company, the Company will be a legal entity separate and distinct from its subsidiaries, including the Bank. The right of the Company, and consequently the right of shareholders of the Company, to participate in any distribution of the assets or earnings of the Bank through the payment of such dividends or otherwise will necessarily be subject to the prior claims of creditors of the Bank (including depositors), except to the extent that certain claims of the Company in a creditor capacity may be recognized. The Company and the Bank will be subject to various federal and state restrictions on their ability to pay dividends as described below.

Restrictions on Bank Holding Company Dividends. The Federal Reserve has the authority to prohibit bank holding companies from paying dividends if such payment is deemed to be an unsafe or unsound practice. The Federal Reserve has indicated generally that it may be an unsafe or unsound practice for bank holding companies to pay dividends unless the bank holding company’s net income over the preceding year is sufficient to fund the dividends and the expected rate of earnings retention is consistent with the organization’s capital needs, asset quality and overall financial condition. Federal Reserve guidance also directs bank holding companies to inform the Federal Reserve reasonably in advance of declaring or paying a dividend that exceeds earnings for the period for which the dividend is being paid. Further, the Company’s ability to pay dividends will be restricted if it does not maintain the capital conservation buffer. See “—Capital Adequacy and Safety and Soundness—Regulatory Capital Requirements” above.

Restrictions on Bank Dividends. Under OCC regulations, national banks generally may not declare a dividend in excess of the bank’s undivided profits or, absent OCC approval, if the total amount of dividends declared by the national bank in any calendar year exceeds the total of the national bank’s retained net income year-to-date combined with its retained net income for the preceding two years. National banks also are prohibited from declaring or paying any dividend if, after making the dividend, the national bank would be considered “undercapitalized” (as defined by reference to other OCC regulations). The OCC has the authority to use its enforcement powers to prohibit a national bank, such as the Bank, from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Further, the Bank’s ability to pay dividends is restricted if it does not maintain the capital conservation buffer. See “—Capital Adequacy and Safety and Soundness—Regulatory Capital Requirements” above.

Certain Transactions by Banks with Their Affiliates

Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W restrict transactions between a bank and its affiliates, including its parent bank holding company. The Bank is subject to these restrictions, which include quantitative and qualitative limits on the amounts and types of transactions that may occur, including extensions of credit (which include credit exposure arising from repurchase and reverse repurchase agreements, securities borrowing and derivative transactions) to affiliates, investments in the stock or securities of affiliates, purchases of assets from affiliates and other “covered transactions.”

Anti-Tying Restrictions

Generally, a bank is prohibited from extending credit, leasing or selling property, furnishing any service or fixing or varying the consideration for any of the foregoing on the condition that (i) the customer obtains additional credit, property or services from the bank’s parent holding company or any subsidiary of the holding company, or (ii) the customer will not obtain credit, property or services from a competitor of the bank or its affiliates (except to the extent the restriction is a reasonable condition imposed to assure the soundness of the credit extended).

Data Privacy and Cyber Security. The GLBA requires financial institutions to implement policies and procedures regarding the disclosure of nonpublic personal information about consumers to nonaffiliated third parties. The GLBA also requires that the Bank develop, implement and maintain a comprehensive written information security program designed to ensure the security and confidentiality of customer information (as defined under GLBA), to protect against anticipated threats or hazards to the security or integrity of such information; and to protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer. In addition, most states, including states where the Bank operates, have enacted legislation concerning breaches of data security and Congress is considering federal legislation that would require consumer notice of data security breaches.

Anti-Money Laundering

The Bank Secrecy Act. Under the BSA, a financial institution is required to have systems in place to detect certain transactions, based on the size and nature of the transaction, and to monitor and report suspicious activity to appropriate law enforcement or regulatory authorities. Financial institutions, such as the Bank, are also required to adopt and implement policies and procedures with respect to, among other things, anti-money laundering (“AML”) compliance, suspicious activity, currency transaction reporting, customer identity verification and customer risk analysis, enhanced due diligence based upon risk and identification and monitoring of beneficial ownership. In addition, financial institutions are required to take steps to monitor their correspondent banking and private banking relationships as well as, if applicable, their relationships with “shell banks.” In evaluating an application under Section 3 of the BHCA to acquire a bank or an application under the Bank Merger Act to merge banks or affect a purchase of assets and assumption of deposits and other liabilities, the applicable federal banking regulator must consider the AML compliance record of both the applicant and the target.

OFAC. The U.S. has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. These sanctions, which are administered by OFAC, take many different forms. Failure to comply with these sanctions could have serious legal and reputational consequences for the Company.

Taxation and Accounting as a Bank Holding Company

If the Company discontinues its election to be regulated as a BDC under the 1940 Act, the Company will no longer qualify for tax treatment as a RIC. As a RIC, the Company generally does not have to pay corporate-level U.S. federal income taxes on any income that it distributes to its shareholders as dividends. As a bank holding company, the Company generally would be subject to corporate-level U.S. federal income taxes on the income that it distributes to its shareholders as dividends, and there would be various other changes in the Company’s tax treatment. In addition, the Company would be required to change applicable accounting methodologies as it pertains to the consolidation and financial reporting requirements of the Company’s wholly owned portfolio company investments, which has previously been excluded as a BDC. Additionally, accounting for related party activities between the respective controlled or majority owned portfolio investment companies of the bank holding company will be properly eliminated upon consolidation.

Regulatory Approvals

Discontinuance of our BDC election under this Proposal 1 will be subject to our conversion to a bank holding company and the Transaction being satisfactorily approved by each of the Federal Reserve, the OCC, and the SBA, and also will be subject to the actual consummation of the Transaction. The Company has filed or will soon file all required applications with the SBA, OCC and Federal Reserve.

Transaction Closing Conditions

The Company’s and its counterparty’s obligations to consummate the Stock Purchase are subject to the satisfaction or waiver of certain customary closing conditions, including (a) the receipt of required regulatory approvals, including the approvals of the federal banking regulators and the SBA (and without the imposition of a Burdensome Condition (defined as any condition in connection with obtaining and maintaining any requisite regulatory approvals that would (i) materially restrict the business plan proposed by the Company for the operation of NBNYC after the closing or (ii) be materially burdensome on our business following the closing, in each case which would likely reduce the economic benefits of the transactions contemplated by the Stock Purchase Agreement to the Company to such a degree that the Company would not have entered into the Stock Purchase Agreement had such restriction or condition been known to it at the date of the Stock Purchase Agreement)), (b) the accuracy of the other party’s representations and warranties, subject to certain timing and materiality standards, (c) compliance in all material respects by the other party with its pre-closing obligations contained in the Stock Purchase Agreement and (d) the absence of any injunction or order prohibiting the consummation of the Stock Purchase. Under the Stock Purchase Agreement, the Company, NBNYC and certain NBNYC shareholders (the “Sellers”) agreed to use reasonable best efforts to obtain the requisite regulatory approvals. The obligations of the parties to consummate the Stock Purchase are also subject to receiving the requisite regulatory approval for the payment of a dividend to the Sellers both NBNYC’s owned property in Flushing, New York and cash in the amount equal to the excess, if any, of NBNYC’s tangible common equity as of the closing date over $20,000,000 (which is estimated to be NBNYC’s book value at closing).

The Company’s obligation to consummate the Stock Purchase is further subject to additional conditions, including (a) NBNYC’s tangible common equity equaling or exceeding $20,000,000, (b) NBNYC’s equity-to-debt ratio as of the closing equaling or exceeding 10%, (c) there having been no material adverse effect with respect to NBNYC since December 31, 2020, (d) the written resignation of all of the directors of NBNYC if requested by us, (e) the Company having obtained shareholder approval to discontinue its election as a business development company under the 1940 Act, (f) the Company having completed a refinancing of its outstanding notes, including the elimination of any provisions relating to the Company’s election to be treated as a business development company under the 1940 Act, (g) NBNYC’s having established a standard line of credit from the Federal Home Loan Bank of New York of an amount equal to or exceeding the lesser of $80,000,000 or the maximum possible amount permitted that is secured by the bank’s portfolio of commercial and residential real estate loans, (h) the number of employees of NBNYC as of the closing being not less than 75% of the number of employees as of the date of the Stock Purchase Agreement and including the current President of NBNYC, (i) NBNYC’s having used its reasonable best efforts to become a BIN Sponsor (defined as a member institution of MasterCard Inc. or Visa Inc. that serves as an acquiring bank for any merchant or sponsors a company’s participation in either such payment network), (j) the total average deposits of NBNYC equaling or exceeding $125,000,000 on average for the thirty calendar days prior to the closing, and (k) an amendment of NBNYC’s articles of association relating to geographic restrictions on the location of the main office of NBNYC.

The Stock Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by confidential disclosures provided to us by NBNYC in connection with the Stock Purchase Agreement. Each of the parties has agreed to various customary covenants, including covenants regarding the conduct of NBNYC’s business prior to the closing. The Stock Purchase Agreement provides for post-closing indemnification obligations with respect to breaches of the representations, warranties and covenants of each party in the Stock Purchase Agreement, as well as, in the case of the Sellers, indemnification obligations with respect to certain tax matters. Each party’s indemnification obligations with respect to breaches of its representations and warranties generally are subject to reaching a minimum aggregate obligation of $100,000 (whereupon, subject to the Stock Purchase Agreement, the entire aggregate amount of all obligations and liabilities in excess of such amount is due and payable) and a cap on the maximum aggregate amount of indemnification payable by the Sellers equal to $12,500,000.

The Company and the Sellers have the right to terminate the Stock Purchase Agreement under certain circumstances, including if the Stock Purchase has not occurred on or prior to November 2, 2022 or if the requisite regulatory approvals have not been obtained. If the Stock Purchase Agreement is terminated in certain circumstances specified therein, the Company may owe NBNYC a fee of $200,000.

Anticipated Timeline

If Proposal 1 is approved, the Board of Directors will not seek to discontinue the Company’s election as a BDC under the 1940 Act until after the Company receives the regulatory approvals discussed above, and after certain of the Transaction closing conditions are met. Any discontinuance of the Company’s BDC election will become effective upon receipt by the SEC of a Form N-54C. The final decision to file the Form N-54C and discontinue from regulation as a BDC under the 1940 Act will be made by the Board of Directors following the approval of Proposal 1, based on such factors deemed appropriate by the Board of Directors, including the then-current status of the Transaction and discussions with applicable regulatory authorities. After the Form N-54C is filed with the Commission, the Company will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs.

Required Vote

Under the 1940 Act, approval of the discontinuance of the Company’s election to be regulated as a BDC under the 1940 Act requires an affirmative vote of a majority of all of the Company’s outstanding voting securities, regardless of whether the holders of such shares are present and entitled to vote at the Meeting. For purposes of this Proposal, a “majority” of the outstanding voting securities, as defined in the 1940 Act, means the vote of (i) 67% or more of the Common Shares present at the Meeting, if the holders of 50% or more of the Company’s outstanding Common Shares are present or represented by proxy or (ii) more than 50% of the Company’s outstanding Common Shares, whichever is less. Abstentions and broker non-votes will be considered a vote against this proposal.

THE BOARD OF DIRECTORS BELIEVES THAT A VOTE “FOR” PROPOSAL 1 TO AUTHORIZE COMPANY’S BOARD OF DIRECTORS TO DISCONTINUE THE COMPANY’S ELECTION TO BE REGULATED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS DESCRIBED HEREIN, IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PROPOSAL 2: ADJOURNMENT OF THE MEETING

The Company’s shareholders may be asked to consider and act upon one or more adjournments of the Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Meeting, the Company’s shareholders may be asked to vote on the proposal to adjourn the Meeting to solicit additional proxies. If a quorum is present at the Meeting, but there are not sufficient votes at the time of the Meeting to approve one or more of the proposals, the Company’s shareholders may also be asked to vote on the proposal to approve the adjournment of the Meeting to permit further solicitation of proxies in favor of the other proposals. However, a shareholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the Meeting, and if the Company’s shareholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board of Directors to solicit additional proxies in favor of Proposal 1. If the adjournment proposal is approved, and the Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of Proposal 1 presented at the Meeting, including the solicitation of proxies from shareholders that have previously voted against Proposal 1.

The Board of Directors believes that, if the number of Common Shares voting in favor of any of the proposals presented at the Meeting is insufficient to approve a proposal, it is in the best interests of the Company to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Meeting was adjourned or postponed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than the matter described above in this Proxy Statement and matters incident to the conduct of the Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors on any other matters presented at the Meeting. Under SEC rules, if a shareholder does not notify the Company within a reasonable time before the date of this Proxy Statement of such shareholder’s intent to present a proposal at the Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Meeting, without any discussion of the matter in this Proxy Statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING TO BE HELD ON [ ● ], 2022

The Proxy Statement, the Proxy Card and the accompanying Notice of Special Meeting of Shareholders are available at the website: [●].
ADDITIONAL INFORMATION

The Company’s SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Newtek Business Services Corp., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Corporate Secretary, and can also be accessed through the Company’s website at www.newtekone.com.

Mailings for multiple shareholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (prospectuses, proxy statements, etc.) or other communications for all shareholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Newtek Business Services Corp., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Chief Legal Officer or call (212) 356-9500. Promptly upon receipt by the Company of such a request from a shareholder, separate proxy materials will be delivered to the requesting shareholder. Shareholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request “householding” of their communications should contact their brokers or the Company (if you hold registered shares).
CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, to assert or defend legal claims, in a contested proxy solicitation or in the event that a shareholder makes a written comment on a Proxy Card or an attachment to it.

COSTS OF PROXY SOLICITATIONS; SHAREHOLDER COMMUNICATIONS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Shares. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by email without additional compensation. The Company has engaged the services of Georgeson LLC to assist in the solicitation of proxies. The Company has estimated that it will pay approximately $60,000, plus reimbursement of certain expenses and fees for additional services requested. Please note that Georgeson LLC may solicit shareholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to the proxy tabulation firm. Shareholders may send written communications to the Board of Directors to the attention of the Board of Directors, c/o Newtek Business Services Corp., 4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431. Shareholder communications must be signed by the shareholder and identify the number of Common Shares held by the shareholder. Each properly submitted shareholder communication will be provided to the Board of Directors at its next meeting or, if such communication requires more immediate attention, it will be forwarded to the Directors promptly after receipt.

ANNUAL REPORT

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 to any shareholder upon request. Requests should be directed to Newtek Business Services Corp., 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, Attention: Chief Legal Officer, or call (212) 356-9500, or by emailing mschwartz@newtekone.com.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the Proxy Statement and proxy relating to the 2023 Annual Meeting of Shareholders of the Company, which will be held on or about June 16, 2023, any shareholder proposal to take action at such meeting must be received by the Secretary of the Company at 1981 Marcus Avenue, Suite 130, Lake Success, New York 11042, no later than [●], 2023. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and proxy relating to the 2022 Special Meeting of Shareholders, or to consider and vote upon at any such meeting, any shareholder proposal which does not meet all of the requirements established by the SEC or the Company’s Articles of Amendment and Restatement or Bylaws in effect at the time such proposal is received.
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WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE COMPANY URGES YOU TO VOTE OVER THE INTERNET, BY PHONE, OR BY MARKING, SIGNING AND RETURNING YOUR PROXY OR VOTING INSTRUCTION CARD AS SOON AS POSSIBLE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By order of the Board of Directors,
/s/ Michael A. Schwartz
Michael A. Schwartz Corporate Secretary